Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Ilissa Miller	Jim Polson
Jaymie Scotto & Associates	Neutral Tandem
1-866-695-3629	1-866-268-4744
1-201-839-0177
pr@jaymiescotto.com

Neutral Tandem to Acquire Leading IP Transit and Ethernet Company, Tinet SpA

Creates Global Network Enabling Delivery of Wholesale Voice, IP and Ethernet Solutions

Chicago, Illinois and Cagliari, Italy, September 09, 2010 - Neutral Tandem, Inc. (NASDAQ: TNDM), a leading provider of interconnection services, announced today it has entered into an agreement to acquire Tinet SpA, an Italian based global carrier exclusively committed to the IP Transit and Ethernet wholesale market. To acquire Tinet, Neutral Tandem will pay cash consideration of approximately 74.5 million euros (approximately $94.9 million), which reflects certain purchase price adjustments, the assumption of approximately 5.2 million euros in cash (approximately $6.6 million) and the assumption of approximately 18.2 million euros in long-term debt (approximately $23.2 million), which will be paid off at closing1. The combination will immediately expand Neutral Tandem’s IP-based network internationally, enabling global end-to-end delivery of wholesale Voice, IP and Ethernet solutions. The acquisition, to be financed by cash from Neutral Tandem’s balance sheet, is subject to various standard closing conditions and is expected to close during the fourth quarter of 2010. After closing, Tinet will be a wholly owned subsidiary of Neutral Tandem.

“This acquisition redefines Neutral Tandem from a strictly voice interconnection company into a global IP-based network services company focused on delivering global connectivity for a variety of media, including voice, data and video,” said Rian Wren, President and CEO of Neutral Tandem. “Furthermore, the integration of Tinet’s global IP backbone will help accelerate and expand Neutral Tandem’s and Tinet’s Ethernet services. This combination will take our Ethernet eXchange service global and will position us for delivering cost-effective wholesale Ethernet interconnectivity solutions end-to-end.”

Wren continued, “We were seeking the opportunity to leverage our core competencies, expand our global footprint, accelerate our Ethernet initiatives and move beyond voice into data solutions. This acquisition meets the mark on all of these criteria and enables us to provide three key services: Voice, IP Transit and Ethernet.”

“Tinet is excited to continue to drive the growth of the global wholesale IP Transit and Ethernet markets under the Neutral Tandem umbrella,” said Paolo Susnik, CEO of Tinet. “We believe that the combination with Neutral Tandem will provide significant benefits to the global wholesale communications marketplace. The integration of our networks will provide customers greater access points to buy and sell Ethernet services and will add further value to our IP Transit proposition.”

The proposed acquisition is subject to customary closing conditions, and is expected to close during the fourth quarter of 2010. The transaction will also be subject to standard post-closing adjustments. Neutral Tandem expects the transaction to be immediately accretive to earnings per share in 2010, and anticipates providing updated financial guidance following the closing in conjunction with the Neutral Tandem third quarter 2010 earnings release. Oppenheimer & Co. Inc. served as financial advisers and Baker & McKenzie LLP served as legal advisers to Neutral Tandem on this transaction. Compass Rondelli Advisers served as financial advisers and RDRB Associati and Dewey LeBouef LLP served as legal advisers to the sellers.

[1]	Conversion to dollars based on an exchange rate on September 8, 2010 of €1 = $1.2733.

Conference Call & Web Cast

Neutral Tandem will hold a conference call to discuss the acquisition on September 10, 2010 at 9:00 a.m. (ET). A live web cast of the conference call, as well as a replay, will be available online on the company’s corporate web site at www.neutraltandem.com. Participants can also access the call by dialing 877-941-0843 (within the United States and Canada), or 480-629-9643 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on October 10th, 2010. To access the replay, dial 800-406-7325 (within the United States and Canada), or 303-590-3030 (international callers) and enter the conference ID number: 4363554#.

Cautions Concerning Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding Neutral Tandem's strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” "may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Neutral Tandem may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Neutral Tandem makes. Factors that might cause such differences include, but are not limited to: the possibility that the expected efficiencies and cost savings from the proposed acquisition will not be realized, or will not be realized within the expected time period; the ability to obtain any necessary or desirable approvals of the acquisition on the proposed terms and schedule contemplated by the parties; the risk that our business and the Tinet business will not be integrated successfully; disruption from the proposed acquisition making it more difficult to maintain business and operational relationships; the risk that the proposed acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions; currency fluctuations before the closing date causing an increase in the U.S. dollar value of the purchase price payable at closing; risks associated with our ability to successfully develop and market Ethernet interconnection services, including but not limited to identifying, obtaining, operating and maintaining attractive network switch sites, equipment and software, cost estimation errors or overruns, interconnection delays, material delays or shortages, our inability to obtain necessary third party rights or permits on a timely basis, if at all, and other factors, including the impact of regulation, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market this new service; and other important factors included in Neutral Tandem's reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of Neutral Tandem's Annual Report on Form 10-K for the period ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as such Risk Factors may be updated from time to time in subsequent reports. Neutral Tandem does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Neutral Tandem, Inc.

Headquartered in Chicago, Neutral Tandem, Inc. is a leading provider of tandem interconnection services to wireless, wireline, cable and broadband telephony companies. As of June 30, 2010, Neutral Tandem was capable of connecting approximately 500 million telephone numbers assigned to carriers in the United States. Neutral Tandem’s solutions include both voice and Ethernet interconnection services. Neutral Tandem’s solutions build redundancy, security and operational efficiencies into the nation’s telecommunications infrastructure. Neutral Tandem announced plans to launch 14 Ethernet eXchanges by year end 2010. Please visit Neutral Tandem’s website at: www.neutraltandem.com

About Tinet:

Tinet, formerly the carrier arm of Tiscali Group, is a global carrier exclusively committed to the IP and Ethernet wholesale market. With network presence and customers in EMEA, Americas and APAC, Tinet provides global IP Transit and Ethernet connectivity to Carriers, Service and Content Providers worldwide, The carrier guarantees customers proactive management of SLAs and protection from DoS attacks. Established in 2002, Tinet’s unique business model, based on focus and simplicity, assures the delivery of the highest standard of service. Tinet has grown to become one of the top 10 global IPv4 backbones and the number one IPv6 network worldwide. For more information on Tinet, please visit www.tinet.net.